Riviera Holdings Corporation
              2901 Las Vegas Boulevard South
                    Las Vegas, NV 89109
            Investor Relations: (800) 362-1460
                    TRADED: AMEX - RIV
                    www.theriviera.com








FOR FURTHER INFORMATION:

AT THE COMPANY:                                INVESTOR RELATIONS CONTACT:
Duane Krohn, Treasurer and CFO                 Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                           (208) 241-3704 Voice
(702) 794-9442 Fax                             (208) 232-5317 Fax
Email:  dkrohn@theriviera.com                  Email:   etruax@aol.com

FOR IMMEDIATE RELEASE:

          RIVIERA TO PRESENT AT AMERICAN GAMING SUMMIT-FEBRUARY 3, 2004

                  LAS VEGAS, NV - January 30, 2004 -- Riviera Holdings Corporation (AMEX: RIV) announced that management will present at the Tenth Annual American Gaming Summit on February 3, 2004 in Las Vegas, Nevada.

About Riviera Holdings:

         Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera is traded on the American Stock Exchange under the symbol RIV.

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